Exhibit 1.1

7,927,293

ASPEN INSURANCE HOLDINGS LIMITED

Ordinary Shares

UNDERWRITING AGREEMENT

June 27, 2007

Credit Suisse Securities (USA) LLC

As Representative of the several
Underwriters named in Schedule 2
11 Madison Avenue
New York, NY 10010

Dear Sirs:

1.    Introductory. The shareholders listed in Schedule 1 hereto (the ‘‘Selling Shareholders’’) propose severally to sell an aggregate of 7,927,293 outstanding shares of the ordinary shares, par value $.0015144558 per share (the ‘‘Ordinary Shares’’), of Aspen Insurance Holdings Limited, a Bermuda company (the ‘‘Company’’). The Selling Shareholders shall initially sell 7,927,293 Ordinary Shares (the ‘‘Initial Securities’’) and, conditional upon and following the delivery of the Resale Notice (as defined herein), the Selling Shareholders shall then sell an additional 0 Ordinary Shares (such additional Ordinary Shares being referred to herein as the ‘‘Additional Securities’’), in each case subject to the terms and conditions set forth herein. The Initial Securities and Additional Securities are hereinafter together called the ‘‘Offered Securities’’. The Selling Shareholders hereby agree pursuant to this agreement (the ‘‘Agreement’’) with the Company and with the several Underwriters named in Schedule 2 hereto (the ‘‘Underwriters’’) as follows:

2.    Representations and Warranties of the Company and the Selling Shareholders.

(a)    The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)    A registration statement (No. 333-129214) relating to the Offered Securities, including a prospectus (the ‘‘initial registration statement’’) has been filed with the Securities and Exchange Commission (the ‘‘Commission’’) and has been declared effective under the Securities Act of 1933, as amended (the ‘‘Act’’) and either (A) is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. Either (A) an additional registration statement (the ‘‘additional registration statement’’) relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) (‘‘Rule 462(b)’’) under the Act (if available) and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) (if available) and will become effective upon filing pursuant to such Rule, and upon such filing, the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (‘‘Rule 462(c)’’) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, ‘‘Effective Time’’ with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, ‘‘Effective Time’’ with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). ‘‘Effective Date’’ with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein and including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement (if any) pursuant to the General Instructions of the Form on which it is filed, is hereinafter referred to as the ‘‘Initial Registration Statement’’. The additional registration statement (if any), as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein, is hereinafter referred to as the ‘‘Additional Registration Statement’’.

‘‘Registration Statement’’ as of any time means the Initial Registration Statement and any Additional Registration Statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. ‘‘Registration Statement’’ without reference to a time means the Registration Statement as of the time of the first contract of sale for the Offered Securities, which time shall be considered the ‘‘effective time’’ of the Registration Statement.For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

‘‘Statutory Prospectus’’ as of any time means the prospectus relating to the Offered Securities included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus deemed to be a part thereof that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (‘‘Rule 424(b)’’) under the Act.

‘‘Prospectus’’ means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

‘‘Issuer Free Writing Prospectus’’ means any ‘‘issuer free writing prospectus,’’ as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

‘‘General Use Issuer Free Writing Prospectus’’ means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement.

‘‘Limited Use Issuer Free Writing Prospectus’’ means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

‘‘Applicable Time’’ means 8:00 A.M. (New York City time) on the day after the date of this Agreement.

(ii)    On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (‘‘Rules and Regulations’’) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The four preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii)    (A) At the time of filing of the Registration Statement, (B) at time of the most recent amendment of the Registration Statement for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a ‘‘well-known seasoned issuer’’ as defined in Rule 405, including not having been an ‘‘ineligible issuer’’ as defined in Rule 405.

(iv)    As of the Applicable Time, neither (a) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus, the information relating to pricing on Schedule 3 hereto, all considered together (collectively, the ‘‘General Disclosure Package’’), nor (b) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(v)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (a) the Company has promptly notified or will promptly notify the Representative and (b) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(vi)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business (exclusive of reinsurance treaties and insurance policies covering third-party risks) from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in any Registration Statement and the Prospectus, there has not been any material adverse change in the capital stock, the capital or surplus or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

(vii)    Neither the Company nor any of Aspen Insurance UK Limited (‘‘Aspen U.K.’’), Aspen Insurance Limited (‘‘Aspen Bermuda’’) and Aspen Specialty Insurance Company (‘‘Aspen U.S.’’) and, together with Aspen U.K. and Aspen Bermuda, the ‘‘Designated Subsidiaries’’) hold title to any real property; all of the leases, subleases and licenses under which the Company or any of its Designated Subsidiaries holds real properties described in the Prospectus are in full force and effect, and neither the Company nor any Designated Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Designated Subsidiary under any of the leases, subleases or licenses mentioned above, or affecting or questioning the rights of the Company or such Designated Subsidiary to the continued possession of the leased, subleased or licensed premises under any such lease or sublease, except where the failure to have such leases in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs, shareholders’ equity or business prospects of the Company and its subsidiaries, taken as a whole (a ‘‘Material Adverse Effect’’).

(viii)    The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; each of the Designated Subsidiaries has been duly organized or incorporated and is validly existing as a company or corporation in good standing (including, in the case of Aspen Insurance Limited, as an exempted company) under the laws of its jurisdiction of organization or incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign company or corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; and except for Aspen (UK) Holdings Limited (‘‘Aspen U.K. Holdings’’), Aspen Insurance UK Services Limited (‘‘Aspen U.K. Services’’), Aspen U.S. Holdings, Inc. (‘‘Aspen U.S. Holdings’’), Aspen Specialty Insurance Management Inc. (‘‘Aspen Specialty’’), Aspen Insurance U.S. Services Inc. (‘‘Aspen U.S. Services’’), AIUK Trustees Limited and Aspen Re America, Inc. (‘‘Aspen Re America’’), none of which, other than Aspen U.K. Holdings, is a ‘‘significant subsidiary’’ of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations, the Designated Subsidiaries are the only subsidiaries of the Company.

(ix)    The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company, including the Offered Securities, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of share capital contained in the Prospectus; and all of the currently issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights which have not been complied with; other than the Offered

Securities, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase Ordinary Shares from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of capital stock of the Company (except for (W) the options to purchase Ordinary Shares issued to the Appleby Trust (Bermuda) Limited, as trustee, which holds the securities for certain members of Syndicate 2020, (X) the options to purchase Ordinary Shares issued pursuant to the Company’s 2003 Share Incentive Plan, (Y) the options to purchase Ordinary Shares issued pursuant to the Company’s 2006 Stock Option Plan for Non-Employee Directors, and (Z) the conversion rights associated with the Company’s 5.625% Perpetual Preferred Income Equity Replacement Securities); except as disclosed in the Prospectus, there are no restrictions on subsequent transfers of the Offered Securities under the laws of Bermuda, as long as the Ordinary Shares are listed on the New York Stock Exchange (the ‘‘NYSE’’), and of the United States; and except as disclosed in the Prospectus, no party has the right to require the Company to register securities.

(x)    This Agreement has been duly authorized, executed and delivered by the Company.

(xi)    There are no currency exchange control laws or withholding taxes, in each case of Bermuda or the United Kingdom (or any political subdivision or taxing authority thereof) that would be applicable to the payment of dividends (A) on the Offered Securities by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (B) by any of the Company’s subsidiaries to the Company; the Bermuda Monetary Authority (the ‘‘BMA’’) has designated the Company and Aspen Bermuda as non-resident for exchange control purposes and has granted permission for the issue and free transferability of the Offered Securities pursuant to the Registration Statement, as long as the Ordinary Shares are listed on the NYSE, to and among persons who are non-residents of Bermuda for exchange control purposes (including permission for the issue and free transferability of up to 20% of the Offered Securities to and among persons who are residents of Bermuda for exchange control purposes); such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission; the Company and Aspen Bermuda are ‘‘exempted companies’’ under Bermuda law and have not (V) acquired and do not hold any land for their respective business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (W) acquired and do not hold land by way of lease or tenancy for terms of not more than 21 years in order to provide accommodation or recreational facilities for their officers and employees, without the express authority of the Bermuda Minister of Finance, (X) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (Y) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (Z) conducted their business in a manner that is prohibited for ‘‘exempted companies’’ under Bermuda law; neither the Company nor Aspen Bermuda has received notification from the BMA or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to issue and transfer the Ordinary Shares or its status as an ‘‘exempted company’’.

(xii)    The execution, delivery and performance of this Agreement, the compliance by the Company with all of the provisions hereof and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) the certificate of incorporation, memorandum of association, articles of association, bye-laws, by-laws or other organizational document, as amended (any such document, a ‘‘Constitutional Document’’), as the case may be, of the Company or any of its subsidiaries, (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (C) any statute or any order, rule or regulation of any court or governmental agency or body, any stock exchange authority or any other regulatory authority (hereinafter referred to as a ‘‘Governmental Agency’’) having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clause (C), as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xiii)    No consent, approval, authorization, order, registration or qualification of or with any Governmental Agency (hereinafter referred to as the ‘‘Governmental Authorizations’’) is required for the sale of the Offered Securities or the consummation by the Company of the transactions contemplated hereby, except (A) the registration under the Act of the Offered Securities, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Representative, (C) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Offered Securities by or for the respective accounts of the Underwriters, (D) such consents, approvals or authorizations required by the NYSE in connection with the listing of the Offered Securities, (E) the filing of the Prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law and (F) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the BMA.

(xiv)    Neither the Company nor any of the Designated Subsidiaries is (A) in violation of any of its Constitutional Documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), for any such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect or as otherwise waived or consented to by the parties or shareholders to which the Company or the Designated Subsidiaries owes any obligations under such agreements or documents.

(xv)    No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of any Underwriter to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery of the Offered Securities to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Bermuda by the Underwriters of the Offered Securities to the initial purchasers thereof.

(xvi)    Except as disclosed in the Prospectus, the Company has no knowledge of any threatened or pending downgrading of the rating accorded the debt securities or preferred shares of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries by A.M. Best Company, Inc., Standard & Poor’s Ratings Service, a Division of The McGraw-Hill Companies, Inc. (‘‘S&P’’), or Moody’s Investors Services, Inc. (collectively, the ‘‘Ratings Agencies’’ and, individually, a ‘‘Rating Agency’’), with the exception of S&P, which has reviewed and provisionally affirmed the ratings of the Company’s preferred shares, which affirmation is subject to the satisfaction of certain conditions. The Ratings Agencies are the only ‘‘nationally recognized statistical rating organizations,’’ as that term is defined by the Commission for purposes of Rule 463(g)(2) under the Act, which currently rate the debt securities or preferred shares of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries. None of the Ratings Agencies and no other nationally recognized statistical rating organization currently rates any other securities of the Company or any securities of its subsidiaries.

(xvii)    There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others.

(xviii)    The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an ‘‘investment company’’ as defined in the Investment Company Act of 1940, as amended.

(xix)    Each of the Designated Subsidiaries and Aspen Specialty is duly licensed as an insurance brokerage company, insurer or reinsurer, as the case may be, under the insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, ‘‘Insurance Laws’’) of each jurisdiction in which the conduct of its existing business as described in the Prospectus requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company, the Designated Subsidiaries and Aspen Specialty has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect; except as described in the Prospectus, each of the Company, the Designated Subsidiaries and Aspen Specialty has all other necessary authorizations, approvals, orders, consents, certificates, licenses, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; none of the Company, the Designated Subsidiaries or Aspen Specialty has received any notification from any insurance regulatory authority or other governmental authority in the United States, Bermuda, the United Kingdom or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company, the Designated Subsidiaries or Aspen Specialty to conduct its existing business as described in the Prospectus; and except as otherwise described in the Prospectus, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of the Designated Subsidiaries.

(xx)    Each of the Company and the Designated Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) assets as recorded are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxi)    Each of the Company and the Designated Subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure, individually or in the aggregate, to file such return, report, document or information would not result in a Material Adverse Effect; and each of the Company and the Designated Subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxii)    (A) Any tax returns required to be filed by the Company or any of its subsidiaries, other than Aspen U.S., Aspen U.K. and Aspen U.K. Services, in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest and (B) to the Company’s knowledge, any tax returns required to be filed by Aspen U.S., Aspen U.K. and Aspen U.K. Services in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from Aspen U.S. have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, in either case (1) except to the extent that the failure to so file or pay would not result in a Material Adverse Effect and (2) other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its subsidiaries if (a) any of them was characterized as a ‘‘personal holding company’’ as defined in Section 542 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), (b) any of them other than Aspen Specialty, Aspen U.S., Aspen U.S. Holdings, Aspen U.S. Services and Aspen Re America (collectively, the ‘‘U.S.

Subsidiaries’’) was characterized as engaged in a U.S. trade or business, and (c) any of them other than Aspen U.K., Aspen U.K. Holdings and Aspen U.K. Services (collectively, the ‘‘U.K. Subsidiaries’’) was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in the United Kingdom; no deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ taxes is pending or, to the best of the Company’s knowledge, threatened; and there is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, in either case, which would have a Material Adverse Effect.

(xxiii)    Each of the Company and Aspen Bermuda have received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the Prospectus under the caption ‘‘Material Tax Considerations — Taxation of Aspen Holdings and Subsidiaries — Bermuda,’’ and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

(xxiv)    Based upon and subject to the assumptions and qualifications set forth in the Prospectus under the caption ‘‘Material Tax Considerations,’’ the Company does not believe (A) that either the Company or any of its subsidiaries currently should be, or upon the sale of the Offered Securities contemplated hereby should be, (1) treated as a ‘‘passive foreign investment company’’ as defined in Section 1297(a) of the Code, (2) characterized as a ‘‘personal holding company’’ as defined in Section 542 of the Code, (3) except for the U.S. Subsidiaries, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code (although the Internal Revenue Service may be able to successfully assert that Aspen U.K. has a U.S. trade or business and a U.S. permanent establishment as a result of the binding authorities previously granted to Wellington Underwriting Inc. by Aspen U.K. and likely will be able to successfully assert that Aspen U.K. has a U.S. trade or business and a permanent establishment as a result of the binding authorities granted to Aspen Re America by Aspen U.K.), or (4) except for the U.K. Subsidiaries, characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (B) that any U.S. person who owns shares of capital of the Company directly or indirectly through foreign entities should be treated as owning (directly, indirectly through foreign entities or by attribution pursuant to Section 958(b) of the Code) 10% or more of the total voting power of the Company or any of its foreign subsidiaries; and to the best of the Company’s knowledge, in the event that the Internal Revenue Service were to be successful in asserting that Aspen U.K. has a U.S. trade or business as a result of the binding authorities previously granted to Wellington Underwriting Inc. and Aspen Re America by Aspen U.K., it would not result in a Material Adverse Effect.

(xxv)    Aspen U.K. and Aspen Bermuda intend to operate in a manner that is intended to ensure that the ‘‘related person insurance income’’ (as defined in Section 953(c)(2) of the Code) of either of Aspen U.K. or Aspen Bermuda does not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future.

(xxvi)    The audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Registration Statement and Prospectus, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (‘‘U.S. GAAP’’) applied on a consistent basis throughout the periods involved; the supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein; and the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement and Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

(xxvii)    KPMG Audit plc, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the Rules and Regulations.

The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. Any documents filed with or furnished to the Commission under the Exchange Act, when they were or are filed with or furnished to the Commission, (A) conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (B) did not or will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xxviii)    The Company and, to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, are in compliance with the currently applicable provisions of the Sarbanes-Oxley Act of 2002.

(xxix)    The Ordinary Shares have been registered pursuant to Section 12 of the Exchange Act and the outstanding Ordinary Shares, including the Offered Securities, have been listed on the NYSE. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(xxxi)    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency is pending or, to the knowledge of the Company, threatened.

(b)    Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with the several Underwriters and the Company as to itself and not as to any other Selling Shareholder that:

(i)    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder;

(ii)    Neither such Selling Shareholder nor any person acting on behalf of such Selling Shareholder (other than, if applicable, the Company and the Underwriters) has used or referred to any ‘‘free writing prospectus’’ (as defined in Rule 405), relating to the Ordinary Shares;

(iii)    Such Selling Shareholder has, or with respect to a Selling Shareholder established in the Netherlands Antilles or the Netherlands, one or more or all of the general partners of such Selling Shareholder, as the case may be, has, and immediately prior to any Closing Date (as defined in Section 3(e) herein) on which such Selling Shareholder is selling Offered Securities, such Selling Stockholder will have, good and valid title to, or a valid ‘‘security entitlement’’ within the meaning of Section 8-501 of the Uniform Commercial Code the (‘‘UCC’’) in respect of, the Ordinary Shares to be sold by such Selling Shareholder hereunder on such Delivery Date, free and clear of all liens, encumbrances, equities or claims.

(iv)    The custody agreement (each, a ‘‘Custody Agreement’’ and, together with the custody agreements of each other Selling Shareholder, the ‘‘Custody Agreements’’) and the power of attorney (a ‘‘Power of Attorney’’) of such Selling Shareholder have been duly authorized, executed and delivered by such Selling Shareholder and constitute valid and legally binding obligations of each such Selling Shareholder enforceable in accordance with their terms, except as to rights to indemnification thereunder, which may be limited by public policy, and subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(v)    The execution, delivery and performance by or on behalf of such Selling Shareholder of this Agreement and the Custody Agreement and the Power of Attorney of such Selling

Shareholder, the compliance by such Selling Shareholder with all of the provisions of this Agreement and the Custody Agreement and the Power of Attorney of such Selling Shareholder and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) the certificate of incorporation, memorandum of association, articles of association, bye-laws, by-laws or other organizational document, as amended (any such document, a ‘‘Constitutional Document’’), as the case may be, of such Selling Shareholder or any of its subsidiaries (if any), (B) any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder or any of its subsidiaries is a party or by which such Selling Shareholder or any of its subsidiaries is bound or to which any of the property or assets of such Selling Shareholder or any of its subsidiaries is subject, or (C) any statute or any order, rule or regulation of any court or governmental agency or body, any stock exchange authority or any other regulatory authority (hereinafter referred to as a ‘‘Governmental Agency’’) having jurisdiction over such Selling Shareholder or any of its properties except, as in the case of clause (C), as would not, individually or in the aggregate, result in a material adverse change on the consummation of the transactions contemplated by this Agreement or the Custody Agreement.

(vi)    No Governmental Authorization is required for the consummation by such Selling Shareholder of the transactions contemplated hereby, except (A) the registration under the Act of the Offered Securities, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Representative and (C) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Offered Securities being sold by such Selling Shareholder by or for the account of the Underwriters.

(vii)    On the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the Effective Date of the Additional Registration Statement (if any), did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement, at the time of filing of the Prospectus pursuant to Rule 424(b), did not include and will not include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The four preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based upon written information furnished to the Company by such Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Shareholder is that described as such in Section 8(b) hereof.

(viii)    The sale of the Offered Securities by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

(ix)    Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment.

(x)    Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities being sold by such Selling Shareholder pursuant to this Agreement.

3.    Purchase, Sale and Delivery of Offered Securities.

(a)    Initial Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Shareholder agrees, severally but not jointly, to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from each Selling Shareholder, at a purchase price of $28.02 per share, that number of Initial Securities (rounded up or down, as determined by the Representative in its discretion, in order to avoid fractions) obtained by multiplying the number of Initial Securities set forth opposite the name of such Selling Shareholder in Schedule 1 hereto by a fraction, the numerator of which is the number of Offered Securities set forth opposite the name of such Underwriter in Schedule 2 hereto and the denominator of which is the total number of Offered Securities.

(b)    Additional Securities. In addition, effective upon and subject to the condition of receipt of the Resale Notice, and on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Shareholder agrees, severally but not jointly, to sell to the Underwriters, and the Underwriters agree, severally but not jointly, to purchase from such Selling Shareholder, at a purchase price of $28.02 per share less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable or paid on the Additional Securities, that number of Additional Securities (rounded up or down, as determined by the Representative in his discretion, in order to avoid fractions) obtained by multiplying the number of Additional Securities set forth opposite the name of such Selling Shareholder in Schedule 1 hereto by a fraction, the numerator of which is the number of Offered Securities set forth opposite the name of such Underwriter in Schedule 2 hereto and the denominator of which is the total number of Offered Securities.

(c)    Delivery. Certificates in negotiable form for the Offered Securities have been, or will be placed in custody by the Selling Shareholders for delivery under this Agreement and under Custody Agreements made with Mellon Investor Services LLC, as custodian (‘‘Custodian’’). Each Selling Shareholder agrees that the shares represented by the certificates held or to be held in custody for the Selling Shareholder under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law by the occurrence of any event.

The Custodian will deliver the Initial Securities to be sold by the Selling Shareholders to the Representative through the facilities of The Depository Trust Company (‘‘DTC’’) for the respective accounts of the Underwriters against payment of the purchase price in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Custodian at 9:30 a.m. New York City time, on July 3, 2007 or at such other time not later than seven full business days thereafter as the Representative and the Custodian determine, such time being referred to as the ‘‘Initial Closing Date’’. The certificates for the Initial Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representative requests and will be made available for checking and packaging at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at least 24 hours prior to the Initial Closing Date.

The date of payment and delivery for the Additional Securities (an ‘‘Additional Closing Date’’ and the Initial Closing Date and Additional Closing Date being sometimes referred to as a ‘‘Closing Date’’)) shall be determined by the Selling Shareholders and the Underwriters; shall not be prior to the Initial Closing Date; and shall occur as soon as possible upon satisfaction of the conditions set forth in Section 7(p) hereof. Payment of the purchase price for and delivery of certificates for the Additional Securities to be sold by the Selling Shareholders shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Selling Shareholders, and specified in the Resale Notice.

4.    Offering by Underwriters.

(a)    It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

(b)    Each Underwriter represents, warrants and agrees, severally and not jointly, that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), with effect from and including the date on which the

Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) such Underwriter has not made and will not make an offer of Offered Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time:

(i)    to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(ii)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(iii)    to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(iv)    in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of Offered Securities to the public’’ in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(c)    Each Underwriter severally, but not jointly, represents, warrants and agrees that:

(i)    (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell any Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000, as amended (‘‘FSMA’’) by the Company;

(ii)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(iii)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any such Offered Securities in, from or otherwise involving the United Kingdom.

5.    Certain Agreements of the Company, the Selling Shareholders and the Underwriters.

(a)    The Company agrees with the Underwriters and the Selling Shareholders:

(i)    The Company has filed or will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representative, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.

(ii)    The Company will prepare and file the Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representative, subparagraph (5)) not later than the second business day following the date of this Agreement.

(iii)    If an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if the additional registration statement has been filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) (if available) on or prior to 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.

(iv)    The Company will advise the Representative promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or any Statutory Prospectus and will not effect any such amendment or supplementation that shall be disapproved by the Representative promptly after reasonable notice thereof. The Company will also advise the Representative promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplementation of a Registration Statement or any Statutory Prospectus, of the institution by the Commission of any stop order in respect of a Registration Statement, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of a Registration Statement or for additional information. In the event of the issuance of any such stop order or any order suspending any such qualification, the Company will promptly use its reasonable best efforts to obtain the withdrawal of such order.

(v)    If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(vi)    As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act.

(vii)    The Company will furnish to the Representative copies of each Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative reasonably requests. The Prospectus shall be so furnished on or prior to 10:00 A.M., New York City time, on the business day following the delivery of this Agreement. All other such documents shall be so furnished as soon as available.

(viii)    The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative reasonably designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that, in connection therewith, the Company shall not be required to qualify as a foreign company or corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or to file a general consent to service of process in any jurisdiction, or to subject itself to material taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(ix)    For the period specified below (the ‘‘Lock-Up Period’’), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Ordinary Shares or securities convertible into or exchangeable or exercisable for any Ordinary Shares, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative, except issuances of Ordinary Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, any grants of options under the Company’s 2003 Share Incentive Plan and the 2006 Non-Employee Director Stock Option Plan and any issuances of Ordinary Shares pursuant to the exercise of such options. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 30 days after the date hereof or such earlier date that the Representative consents to in writing. Notwithstanding the foregoing, the Company may issue, in an underwritten offering, Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares to raise funds as a result of a large loss event impacting the Company’s reinsurance or insurance portfolio or where, in the good faith judgment of the Company’s management, such additional funds are necessary to maintain the Company’s existing ratings or ratings outlook.

(x)    The Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (A) the fees and disbursements of the Company’s counsel and the Company’s accountants in connection with the registration of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus and amendments and supplements to any of the foregoing, including the costs of printing and distributing copies of all such documents to the Underwriters and dealers, in the quantities specified herein, (B) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (C) any filing fees and other expenses (including the reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto, (D) the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, (E) all expenses and fees in connection with the application for listing of the Offered Securities on the NYSE and (F) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, and (G) all reasonable fees and disbursements of special counsel to each Selling Shareholder, solely with respect to delivery of opinions required by this Agreement. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

(b)    Each Selling Shareholder agrees with each Underwriter and the Company that:

(i)    Such Selling Shareholder will pay all expenses incident to the performance of the obligations of such Selling Shareholder hereunder for which provision is not otherwise made in this Section, including any transfer or other taxes on the sale of the Offered Securities sold by such Selling Shareholder to the Underwriters,

(ii)    Such Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the sale of the Offered Securities sold by such Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by such Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholders shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(c)    The Underwriters, severally but not jointly, agree with the Selling Shareholders and the Company that:

(i)    Except as provided in this Section, Section 9 and the provisions with respect to indemnity and contribution, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Offered Securities by them and any advertising expenses connected with any offers they may make,

(ii)    Each Underwriter agrees to use its best efforts to consummate the resale as set forth in Section 7(p) hereof and to deliver notice promptly following the resale of the Initial Securities and the Additional Securities, as applicable. Each of the parties hereto agrees and acknowledges that in the event a Resale Notice is received in sufficient time on the day of the Closing Date for any Additional Closing Date to occur on the same day, no additional documentation will be required as a condition to the purchase and sale of the Additional Securities.

(d)    The Company and each Selling Shareholder acknowledge that this Agreement has been entered into, and the transactions contemplated hereby are being effected, pursuant to the Third Amended and Restated Registration Rights Agreement, dated as of November 14, 2003, among the Company and each of the shareholders of the Company listed on Schedule 1 thereto (the ‘‘Registration Rights Agreement’’). Each Selling Shareholder agrees with the Company that, for the purposes of the indemnification provisions of the Registration Rights Agreement, such Selling Shareholder has furnished to the Company for use in the Registration Statement, any preliminary prospectus and the Prospectus the information that is described in Section 8(b) hereof as having been furnished by such Selling Shareholder for use in the Registration Statement, any preliminary prospectus and the Prospectus.

6.    Free Writing Prospectuses.

(a)    The Company represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a ‘‘free writing prospectus,’’ as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

7.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on any Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a)    On the date of the Prospectus (prior to the execution of this Agreement), on the effective date of any additional registration or any post-effective amendment to any Registration Statement, in each case, that is filed subsequent to the date of this Agreement and on each Closing Date (in each case, at 9:30 A.M., New York City time, on such date), KPMG Audit plc shall have furnished to the Representative a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to the Representative.

(b)    If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representative. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction.

(c)    Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities, preferred shares, financial strength or claims paying ability of the Company or any of the Designated Subsidiaries by any ‘‘nationally recognized statistical rating organization’’ (as defined for purposes of Rule 436(g) under the Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred shares of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S., U.K., Bermudian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by United States federal, New York, U.K. or Bermudian authorities; (vii) a change or development involving a prospective change in Bermuda taxation affecting the Company, the Offered Securities or transfers thereof; (viii) any major disruption of settlements of securities or clearance services in the United States, United Kingdom or Bermuda or (ix) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the United Kingdom or Bermuda, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d)    The Representative shall have received an opinion, dated the applicable Closing Date, of LeBoeuf, Lamb, Greene & MacRae LLP, special United States counsel for the Company in the form of Annex I hereto.

(e)    The Representative shall have received an opinion, dated the applicable Closing Date, of Appleby, Bermuda counsel for the Company in the form of Annex II hereto.

(f)    The Representative shall have received an opinion, dated the applicable Closing Date, of LeBoeuf, Lamb, Greene & MacRae, U.K. counsel for the Company, in the form of Annex III hereto.

(g)    The Representative shall have received an opinion, dated the applicable Closing Date, of David Curtin, General Counsel to the Company, in the form of Annex IV hereto.

(h)    The Representative shall have received opinions, dated such Closing Date, of Weil, Gotshal & Manges LLP, special United States counsel for the Selling Shareholders, in the form of Annex V hereto.

(i)     The Representative shall have received an opinion, dated such Closing Date, of Walkers, Cayman Islands counsel for certain of the Selling Shareholders, in form and substance satisfactory to the Representative.

(j)    The Representative shall have received an opinion, dated such Closing Date, of SJ Berwin, German counsel for certain of the Selling Shareholders, in form and substance satisfactory to the Representative.

(k)    The Representative shall have received an opinion, dated such Closing Date, of De Brauw Blackstone Westbroek N.V., Dutch and Netherlands Antilles counsel for certain of the Selling Shareholders, in form and substance satisfactory to the Representative.

(l)    The Representative shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated applicable Closing Date, with respect to the Registration Statements, the Prospectus and other related matters as the Representative may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(m)    The Representative shall have received a certificate or certificates, dated the applicable Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

(n)    The Company shall have provided the Representative with copies of such additional opinions, certificates, letters and documents as the Representative reasonably requests.

(o)    It shall be a condition to the purchase and sale of the Additional Securities that the Representative shall have orally notified the Selling Shareholders (the ‘‘Resale Notice’’) that the Underwriters have resold at least 0 of the Initial Securities to purchasers who are not associates (as defined in Section 422(4) of the FSMA) of the Underwriters. Following receipt of the Resale Notice, the representations and warranties of the Selling Shareholders contained herein and the statements in any certificates furnished by the Selling Shareholders hereunder shall be true and correct as of an Additional Closing Date. In the event the Resale Notice is not received in time for such condition to be met, as a condition to the purchase and sale of the Additional Securities, the Underwriters shall have received at the applicable Additional Closing Date:

(i)    The favorable opinion of LeBoeuf, Lamb, Greene & MacRae LLP, special U.S. counsel for the Company, together with the favorable opinions of Appleby, Bermuda counsel for the Company, LeBoeuf, Lamb, Greene & MacRae, U.K. counsel for the Company, David Curtin, General Counsel to the Company, Weil, Gotshal & Manges LLP, special U.S. counsel for the Selling Shareholders, Walkers, Cayman Islands counsel for certain of the Selling Shareholders, SJ Berwin, German counsel for certain of the Selling Shareholders and De Brauw Blackstone Westbroek N.V., Dutch and Netherlands Antilles counsel for certain of the Selling Shareholders, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated the applicable Additional Closing Date, relating to the Additional Securities and otherwise to the same effect as the opinion required by Sections 7(d), 7(e), 7(f),7(g), 7(h), 7(i), 7(j) and 7(k) hereof.

(ii)    The favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the applicable Additional Closing Date, relating to the Additional Securities, as applicable, to be purchased on such closing date and otherwise to the same effect as the opinion required by Section 7(l) hereof.

(iii)    A certificate or certificates, dated the Additional Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 7(m) hereof remains true and correct as of such Additional Closing Date.

(iv)    A letter from KPMG Audit plc, in form and substance satisfactory to the Underwriters and dated the Additional Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section, except that the specified date referred to shall be a date not more than five days prior to such Additional Closing Date.

(p)    At any Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities, as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Offered Securities, as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(q)    The Offered Securities shall be listed on the NYSE and the Company shall not have taken any action designed or likely to have the effect of delisting the Offered Securities from the NYSE.

(r)    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Initial Closing Date or Additional Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(a)(xi) and except that Sections 2, 8 and 10 shall survive any such termination and remain in full force and effect. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8.    Indemnification and Contribution.

(a)    The Company will indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates and each person, if any, who controls such Underwriter within the meaning of

Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (c) below.

(b)    Each Selling Shareholder, severally as to itself and not jointly, will indemnify and hold harmless each Underwriter, its directors, officers, employees and affiliates, and each person, if any, who controls such Underwriter within Section 15 of the Act, against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Selling Shareholder shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided in writing by such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or the Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Selling Shareholder consists of the information relating to such Selling Shareholder and any affiliate or associate of such Selling Shareholder included under the caption ‘‘Selling Shareholders’’; and provided further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Offered Securities sold by such Selling Shareholder hereunder.

(c)    Each Underwriter will severally but not jointly indemnify and hold harmless the Company, the Selling Shareholders, their respective directors, officers, employees and affiliates and each person, if any, who controls the Company or such Selling Shareholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use in the Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or amendment or supplement thereto or any related preliminary prospectus, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the

Prospectus furnished on behalf of each Underwriter: the information contained in the fourth, eighth and tenth paragraphs under the caption ‘‘Underwriting.’’

(d)    Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement of any proceeding without its prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(e)    If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholders and the Underwriters, respectively, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)    The obligations of the Company and the Selling Shareholders under this Section shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9.    Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on any Closing Date specified herein, and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 10. As used in this Agreement, the term ‘‘Underwriter’’ includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Shareholders, as applicable, shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Shareholders and the Underwriter pursuant to Section 8 shall remain in effect, and, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clause (d), (e), (f), (g), (h), (i), (j) or (k) of Section 7, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative, c/o Credit Suisse

Securities (USA) LLC IBD Legal, 11 Madison Avenue, New York, NY 10010 or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at the address set forth in the Registration Statement, Attention: Secretary, or, if sent to the Selling Shareholders or any of them, will be mailed, delivered or telegraphed and confirmed to the Custodian at 44 Wall Street, 6th floor, New York, NY 10005; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.    No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Offered Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Selling Shareholders and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company or the Selling Shareholders, including, without limitation, with respect to the determination of the public offering price of the Offered Securities, and such relationship between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company and the Selling Shareholders shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Shareholders. The Company and the Selling Shareholders hereby waive any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with the offering.

13.    Representation. The Representative will act for the Underwriters in connection with the transactions contemplated hereby, and any action under this Agreement taken jointly by the Representative will be binding upon all Underwriters. Mr. Prakash Melwani will act for the Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by Mr. Prakash Melwani will be binding upon all of the Selling Shareholders.

14.    Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and release, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives (in the case of a natural person) and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

16.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a ‘‘New York Court’’), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such New York Court in any such suit, action or proceeding. The Company has appointed CT Corporation, New York, New York, as its authorized agent (the ‘‘Company’s Authorized Agent’’) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Company’s Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments which may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company’s Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

Each Selling Shareholder irrevocably (i) agrees that any legal suit, action or proceeding against such Selling Shareholder arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such New York Court in any such suit, action or proceeding. Each Selling Shareholder has appointed or will appoint National Registered Agents, Inc., 875 Avenue of the Americas, Suite 501, New York, New York 10001, as its authorized agent (the ‘‘Shareholder’s Authorized Agent’’) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Such Selling Shareholder represents and warrants that its Shareholder’s Authorized Agent has agreed to act or will agree to act "as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments which may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon such Shareholder’s Authorized Agent and written notice of such service to such Selling Shareholder shall be deemed, in every respect, effective service of process upon such Selling Shareholder.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the ‘‘judgment currency’’) other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the ‘‘Indemnitee’’) against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of judgment currency actually received by the Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company, each Selling Shareholder and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term ‘‘rate of exchange’’ shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the Underwriters in accordance with its terms.

Very truly yours,

BCP Excalibur Holdco (Cayman) Limited
BOCP Excalibur Holdco (Cayman) Limited
BFIP Excalibur Holdco (Cayman) Limited
BGE Excalibur Holdco (Cayman) Limited
DLJ Merchant Banking III, Inc. as Managing General Partner for and on

behalf of DLJMB Overseas Partners III, C.V.
DLJ Merchant Banking III, Inc. as Advisory General Partner for and on behalf of DLJ Offshore Partners III, C.V.
DLJ Merchant Banking III, Inc.
    as Advisory General Partner on    behalf of
    DLJ Offshore Partners III-1, C.V.
    and as attorney-in-fact for
    DLJ Merchant Banking III, L.P.,
    as Associate General Partner for and on
    behalf of
DLJ Offshore Partners III-1, C.V.
DLJ Merchant Banking III, Inc.
    as Advisory General Partner on
    behalf of
    DLJ Offshore Partners III-2, C.V.
    and as attorney-in-fact for
    DLJ Merchant Banking III, L.P.
    as Associate General Partner for and on
    behalf of
DLJ Offshore Partners III-2, C.V.
DLJ Merchant Banking III, Inc. General Partner of DLJ Merchant Banking III, L.P. as Managing Limited Partner for and on behalf of DLJMB Partners III GmbH & Co. KG
DLJ MB GmbH As General Partner for and on behalf of DLJMB Partners III GmbH & Co. KG
DLJ Merchant Banking III, Inc. as Managing General Partner for and on behalf of Millennium Partners II, L.P.
DLJ LBO Plans Management Corporation as Managing General Partner for and on behalf of MBP III Plan Investors, L.P.
By /s/ Prakash Melwani
Prakash Melwani Attorney-in-Fact

Aspen Insurance Holdings Limited
By /s/ Richard Houghton
Name: Richard Houghton Title: Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC
For itself and as Representative of the Several Underwriters named in Schedule 2 hereto
By /s/ John Sipp
Name: John Sipp Title: Managing Director

SCHEDULE 1

Selling Shareholders	Number of Initial Securities to be Sold	Number of Additional Securities to be Sold	Number of Offered Securities to be Sold
BCP Excalibur Holdco (Cayman) Limited	4,353,903	0	4,353,903
BOCP Excalibur Holdco (Cayman) Limited	823,566	0	823,566
BFIP Excalibur Holdco (Cayman) Limited	330,478	0	330,478
BGE Excalibur Holdco (Cayman) Limited	199,678	0	199,678
DLJ MB Overseas Partners III, C.V.	1,758,468	0	1,758,468
DLJ Offshore Partners III, C.V.	121,048	0	121,048
DLJ Offshore Partners III-1, C.V.	31,066	0	31,066
DLJ Offshore Partners III-2, C.V.	22,127	0	22,127
DLJ MB Partners III GmbH & Co. KG	14,682	0	14,682
Millennium Partners II, L.P.	9,979	0	9,979
MBP III Plan Investors, L.P.	262,298	0	262,298
Total	7,927,293	0	7,927,293

SCHEDULE 2

Underwriters	Number of Offered Securities
Credit Suisse Securities (USA) LLC	7,927,293
Total	7,927,293

SCHEDULE 3

Pricing Information Price to Investors: As to each investor in the Offered Securities, the price per share paid by such investor and the number of shares purchased by such investor.

Number of Offered Securities: 7,927,293 shares.

ANNEX I

[Form of Opinion of
LeBoeuf, Lamb, Greene & MacRae LLP, special United States counsel for the Company]

ANNEX II

[Form of Opinion of Appleby, Bermuda counsel for the Company]

ANNEX III

[Form of Opinion of LeBoeuf, Lamb, Greene & MacRae LLP,
U.K. counsel for the Company]

ANNEX IV

[Form of Opinion of David Curtin, General Counsel to the Company]

ANNEX V

[Form of Opinion of Weil, Gotshal & Manges LLP, special United States counsel for the Selling Shareholders]